UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2019

SIEBERT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 Wall Street, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	SIEB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Siebert Financial Corp. (the “Company”) held its Annual Meeting of Shareholders (the “2019 Annual Meeting”) on July 30, 2019. At the 2019 Annual Meeting, the following proposals were submitted by the Company’s Board of Directors to a vote of the Company’s shareholders and the final results of the voting on the proposals are noted below.

Proposal No. 1 - The election of the persons named below as directors to hold office until the Company’s annual meeting of stockholders to be held in 2020 and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Name	For Nominee	Authority Withheld From Nominee	Broker Non-Votes

Gloria E. Gebbia	23,864,872	132,420	—
Charles A. Zabatta	23,959,027	38,265	—
Francis V. Cuttita	23,957,328	39,964	—
Andrew H. Reich	23,864,353	132,939	—
Jerry M. Schneider	23,958,849	38,443	—

Proposal No. 2 – Non-binding advisory vote to approve named executive officer compensation. The compensation of the Company’s named executive officers as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, was approved, on an advisory basis, and the votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
23,969,227	26,152	1,913	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2019

	By:	/s/ Andrew H. Reich
Andrew H. Reich
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary